EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 27, 1999 relating to the financial statements, which appears in Medtronic's 1999 Annual Report Financial Review, which is incorporated by reference in Medtronic's Annual Report on Form 10-K for the year ended April 30, 1999. We also consent to the incorporation by reference of our report dated May 27, 1999 relating to the Financial Statement Schedule, which appears in such Annual Report on Form 10-K.





/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
November 5, 1999